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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 16, 2006

                              BRE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

            Maryland                    1-14306                94-1722214
  (State or other jurisdiction      (Commission File          (IRS Employer
       of incorporation)                Number)            Identification No.)

   525 Market Street, 4th Floor, San Francisco, CA            94105-2712
       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (415) 445-6530

          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

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Item 8.01 OTHER EVENTS

On November 16, 2006, we announced that our board of directors approved regular common and preferred stock dividends for the quarter ending December 31, 2006. All common and preferred dividends will be payable on Friday, December 29, 2006 to shareholders of record on Friday, December 15, 2006.

The quarterly common dividend payment of $0.5125 is equivalent to $2.05 per common share on an annualized basis, and represents a yield of approximately 3.4% on Friday's closing price of $61.09 per share. BRE has paid uninterrupted quarterly dividends to shareholders since the company's founding in 1970.

The 8.08% Series B preferred dividend is $0.505 per share; the 6.75% Series C preferred dividend is $0.421875 per share; and the 6.75% Series D preferred dividend is $0.421875 per share.

ABOUT BRE

BRE Properties-a real estate investment trust-develops, acquires and manages apartment communities convenient to its residents' work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 79 apartment communities totaling 22,166 units in California, Arizona and Washington. The company currently has 10 other properties in various stages of development and construction, totaling 2,462 units, and joint venture interests in nine additional apartment communities, totaling 2,672 units. As of 9/30/06.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibit Number

99.1    Press Release dated November 16, 2006

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BRE PROPERTIES, INC.
                                                   (Registrant)


Date: November 16, 2006                            By:  /s/ Edward F. Lange, Jr.
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                                                        Edward F. Lange, Jr.